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                                                                 EXHIBIT (5)(a)

                               ADVISORY AGREEMENT


                          AGREEMENT made as of March 11, 1987 between MUNICIPAL
FUND FOR TEMPORARY INVESTMENT, a Pennsylvania common law trust (herein called the "Company"), and PROVIDENT INSTITUTIONAL MANAGEMENT CORPORATION, a Delaware corporation (herein called the "Investment Adviser"), registered as an investment adviser under the Investment Advisers Act of 1940 and wholly-owned by Provident National Bank (herein called "Provident").

                          WHEREAS, the Company is registered as an open-end,
diversified, management investment company under the Investment Company Act of 1940 and presently offers seven series of shares representing interests in four separate investment portfolios; and

                          WHEREAS, the Company desires to retain the Investment
Adviser to render investment advisory and administrative services to the Company, and the Investment Adviser is willing to so render such services;

                          NOW, THEREFORE, this Agreement

                                  WITNESSETH:

                          In consideration of the premises and mutual covenants
herein contained, it is agreed between the parties hereto as follows:

                          1.      Appointment.

                                  (a)      The Company hereby appoints the
Investment Adviser to act as investment adviser to the Company for its MuniFund portfolio (herein called "MuniFund"), its InterMuni Fund portfolio (hereincalled "InterMuni Fund"), its MuniCash portfolio (herein called "MuniCash") and its LongMuni Fund portfolio (herein called "LongMuni Fund") (collectively, herein called the "Portfolios") for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                                  (b)      In the event that the Company
establishes one or more portfolios other than the Portfolios with respect to which it desires to retain the Investment Adviser to act as investment adviser hereunder, the Company shall notify the Investment Adviser in writing. If the Investment Adviser is willing to render such services it shall notify the Company in writing whereupon, subject to such shareholder approval as may be required pursuant to Paragraph 10 hereof, such portfolio shall
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become a Portfolio hereunder and the compensation payable by such new Portfolio to the Investment Adviser will be as agreed in writing at the time.

                          2.      Delivery of Documents.  The Company has
furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

                                  (a)      Declaration of Trust of the Company
                 (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, herein called the "Declaration of Trust");

                                  (b)      Code of Regulations of the Company
                 (such Code of Regulations, as presently in effect and as it shall from time to time be amended, herein called the "Regulations");

                                  (c) Resolutions of the Board of Trustees of the Company authorizing the appointment of the Investment Adviser and the execution and delivery of this Agreement;

                                  (d)      Registration Statement under the
                 Securities Act of 1933, as amended, on Form N-1 (No. 2-64358) relating to the units of beneficial interest in MuniFund and all amendments thereto, Registration Statement under the Securities Act of 1933, as amended, on Form N-1 (No. 2-77274) relating to the units of beneficial interest in InterMuni Fund and all amendments thereto, including post-effective amendment No. 5 on Form N-1A relating to shares representing units of beneficial interest in InterMuni Fund and LongMuni Fund, and the Registration Statement under the Securities Act of 1933, as amended, on Form N-1 (No. 2-87284) relating to the units of beneficial interest in MuniCash and all amendments thereto (collectively, such units of beneficial interest are herein called "Shares");

                                  (e)      Notification of Registration of the
                 Company under the Investment Company Act of 1940, as amended, on Form N-8A as filed with the Securities and Exchange Commission on May 1, 1979, and all amendments thereto; and

                                  (f)      Prospectuses of the Company's
                 Portfolios in effect under the Securities Act of 1933 (such prospectuses, as presently in effect and as they shall from time to time be amended and supplemented, herein called the "Prospectuses").

                          The Company will furnish the Investment Adviser from
time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.





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                          3.      Management.  Subject to the supervision of
the Board of Trustees of the Company, the Investment Adviser will provide a continuous investment program for each of the Portfolios, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Portfolios. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Company for each of its Portfolios. The Investment Adviser will provide the services rendered by it hereunder in accordance with the investment objective and policies of each of the Portfolios as stated in their respective Prospectuses. The Investment Adviser further agrees that it:

                                  (a)      will conform with all applicable
                 Rules and Regulations of the Securities and Exchange Commission (herein called the "Rules"), and will in addition conduct its activities under this Agreement in accordance with regulations of the Board of Governors of the Federal Reserve System pertaining to the investment advisory activities of bank holding companies to the same extent as if such regulations were by their terms applicable to the activities of the Investment Adviser;

                                  (b)      will not invest its assets or the
                 assets of any accounts advised by it or by Provident in Shares, make loans for the purpose of purchasing or carrying Shares, or make interest-bearing loans to the Company;

                                  (c)      will place orders pursuant to its
                 investment determinations for each Portfolio either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Investment Adviser will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Investment Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Company with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Company's principal underwriter, the Investment Adviser or any affiliated person thereof, except to the extent permitted by the Securities and Exchange Commission;

                                  (d)      will, together with Provident,
                 maintain all books and records with respect to the securities transactions of the Portfolios, keep their respective books of account and will render to the Company's Board of Trustees such periodic and special reports as the Board may request; and





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                                  (e)      will compute the respective net
                 asset value and net income for each of the Portfolios (and each series or sub-series thereof) on each business day as described in the Prospectuses or as more frequently requested by the Company.

                          4.      Services Not Exclusive.  The investment
management services rendered by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

                          5.      Sub-Advisory Agreement.  Notwithstanding
anything herein to the contrary, this Agreement shall not be effective until the Investment Adviser and Provident deliver to the Company a duly executed copy of the Sub-Advisory Agreement in substantially the form attached as Exhibit A-1 hereto (herein called the "Sub-Advisory Agreement") pursuant to which Provident will provide the Investment Adviser with certain investment advisory services on behalf of each Portfolio. The Investment Adviser agrees to give the Company prompt written notice of any termination of or notice to terminate the Sub-Advisory Agreement by any person other than the Company.

                          6.      Books and Records.  In compliance with the
requirements of Rule 31a-3 of the Rules, the Investment Adviser hereby agrees that all records which it maintains for each Portfolio are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 the records required to be maintained by Rule 31a-1 of the Rules.

                          7.      Expenses.  During the term of this Agreement,
the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of (including brokerage commissions, if any) securities purchased for the Portfolios.

                          In addition, if the expenses borne by any Portfolio
in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which the Shares are registered or qualified for sale to the public, the Investment Adviser shall reimburse such Portfolio for one-half of any excess up to the amount of the fees payable by the particular Portfolio to it during such fiscal year pursuant to paragraph 8 hereof; provided, however, that notwithstanding the foregoing, the Investment Adviser shall reimburse such Portfolio for one-half of such excess expenses regardless of the amount of such fees payable to it during such fiscal year to the extent that the





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securities regulations of any state in which the Shares are registered or qualified for sale so require.

                          8.      Compensation.

                                  (a)      For the services provided and the
                 expenses assumed pursuant to this Agreement with respect to MuniFund, the Company will pay the Investment Adviser from the assets belonging to MuniFund and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the following annual rate: .175% of the first $1 billion of MuniFund's average net assets, plus .15% of its next $1 billion of average net assets, plus .125% of its next $1 billion of average net assets, plus .1% of its next $l billion of average net assets, plus .095% of its next $1 billion of average net assets, plus .09% of its next $1 billion of average net assets, plus .085% of its next $1 billion of average net assets, plus .08% of its average net assets over $7 billion. The fee will be reduced by one-half of the amount necessary to ensure that the ordinary operating expenses (excluding interest, taxes, brokerage, payments to Service Organizations pursuant to Servicing Agreements and extraordinary expenses) of MuniFund do not exceed .45% of MuniFund's average net assets for any fiscal year.

                                  (b)      For the services provided and the
                 expenses assumed pursuant to this Agreement with respect to InterMuni Fund, the Company will pay the Investment Adviser from the assets belonging to InterMuni Fund and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rate of .20% of InterMuni Fund's average net assets.

                                  (c)      For the services provided and the
                 expenses assumed pursuant to this Agreement with respect to MuniCash, the Company will pay the Investment Adviser from the assets belonging to MuniCash and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the following rate: .175% of the first $1 billion of MuniCash's average net assets, plus .15% of its next $1 billion of average net assets, plus .125% of its next $1 billion of average net assets, plus .1% of its next $1 billion of average net assets, plus .095% of its next $1 billion of average net assets, plus .09% of its next $1 billion of average net assets, plus .085% of its next $1 billion of average net assets, plus .08% of its average net assets over $7 billion.

                                  (d)      For the services provided and the
                 expenses assumed pursuant to this Agreement with respect to LongMuni





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                 Fund, the Company will pay the Investment Adviser from the assets belonging to LongMuni Fund and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rate of .25% of LongMuni Fund's average net assets.

                          The fee attributable to each Portfolio shall be the
several (and not joint or joint and several) obligation of each such Portfolio.

                          9.      Limitation of Liability of the Investment
Adviser. Neither Provident nor the Investment Adviser shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Investment Adviser shall be liable to the Company for the acts and omissions of Provident to the extent that Provident is liable to the Investment Adviser for such acts or omissions under the Sub-Advisory Agreement between the Investment Adviser and Provident.

                          10.     Duration and Termination.  This Agreement
shall become effective with respect to a Portfolio upon approval of this Agreement by vote of a majority of the outstanding voting securities of such Portfolio and, unless sooner terminated as provided herein, shall continue with respect to such Portfolio until March 31, 1988. Thereafter, if not terminated, this Agreement shall continue with respect to a Portfolio for successive annual periods ending on March 31, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of such Portfolio; provided, however, that this Agreement may be terminated with respect to a Portfolio by the Company at any time, without the payment of any penalty, by the Board of Trustees of the Company or by vote of a majority of the outstanding voting securities of such Portfolio, on 60 days' written notice to the Investment Adviser, or by the Investment Adviser at any time, without payment of any penalty, on 90 days' written notice to the Company. This Agreement will immediately terminate in the event of its assignment and will immediately terminate with respect to a Portfolio upon any termination with respect to such Portfolio of the Sub-Advisory





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Agreement.  (As used in this Agreement, the terms "majority of the outstanding voting", "interested person" and "assignment" shall have the same meaning as such terms have in the Investment Company Act of 1940).

                          11.     Amendment of this Agreement.  No provision of
this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought, and no amendment of this Agreement affecting a Portfolio shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of such Portfolio.

                          12.     Miscellaneous.  The captions in this
Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

                          13.     No Personal Liability.  The names "Municipal
Fund for Temporary Investment" and "Trustees of Municipal Fund for Temporary Investment" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 30, 1981, which is hereby referred to and a copy of which is on file at the principal office of the Company. The obligations of Municipal Fund for Temporary Investment entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Interestholders or representatives of the Company personally, but bind only the trust estate, and all persons dealing with the Company must look solely to the trust property for the enforcement of any claims against the Company.





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                          IN WITNESS WHEREOF, the parties hereto have caused
this instrument to be executed by their officers designated below as of the day and year first above written.


                                  MUNICIPAL FUND FOR TEMPORARY
                                  INVESTMENT


Attest;

                                  By:
---------------------                ---------------------------
                                                  Vice President

(Seal)


                                  PROVIDENT INSTITUTIONAL
                                  MANAGEMENT CORPORATION


Attest:


                                  By:
---------------------                ---------------------------
                                                  President
(Corporate Seal)





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